UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2011

Westbridge Research Group
(Exact Name of Registrant as Specified in Its Charter)

California	2-92261	95-3769474
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1260 Avenida Chelsea, Vista, CA  92081
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (760) 599-8855

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 2 pages.

Item 1.01       Entry Into A Material Definitive Agreement

A.  Westbridge Research Group (the “Company”) entered into an employment agreement with Richard T. Forsyth, an individual (“Executive”).  The employment agreement provides that Executive is to serve as the General Counsel, Secretary and Chief Financial Officer of the Company for a term commencing September 1, 2011 and ending November 30, 2014.

Executive’s base salary will be $120,000 per year with annual reviews which may result in an increase or decrease of the base salary, but any decrease cannot be for more than ten percent of the prior year’s base salary without the written agreement of Executive.  Executive will also be entitled to a bonus paid out annually based on the financial performance of the Company and other factors determined by the Company’s President at the President’s sole discretion.  Executive was not granted stock options in connection with this employment agreement.

Executive may terminate the employment agreement at any time by giving the Company 120 days written notice.  The employment agreement will also terminate upon the death or complete disability of Executive, although his salary would continue for six months thereafter.  The Company may terminate Executive’s employment agreement “for cause” as defined in the employment agreement, in which case there will be no severance or continuation pay.

The employment agreement also provides that Executive will receive such insurance coverage, pension plans and vacation time as is available under the Company’s policies, provided however that Executive is entitled to receive three weeks of vacation each year although the Company’s policies only make available two weeks.

The foregoing description of Mr. Forsyth’s employment agreement is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Richard T. Forsyth, age 59, was elected Secretary and Chief Financial Officer of the Company on August 12, 2011.  Mr. Forsyth is an attorney, licensed in the State of California, who will also serve as the Company’s general counsel.  Mr. Forsyth has extensive expertise in multiple areas of business, finance and corporate law and was most recently a shareholder of Wertz, McDade & Wallace, APC, for 15 years and served as that law firm’s President on two occasions.   While in practice, he has served as the Company’s outside legal counsel.  Mr. Forsyth received his education at San Jose State University and Santa Clara University School of Law and trained as a business lawyer in Japan for more than three years.  Mr. Forsyth has served on numerous civic, bar association, business and government boards and committees and was appointed as an expert on trade issues to the San Diego and Imperial Export Council by the U.S. Secretary of Commerce, which Council he chaired for three years.  He was the founding Chairman of the San Diego World Trade Center.  In addition, he has taught at the University of San Diego School of Law and speaks frequently on issues involving international business practices and corporate securities laws.

Item 9.01       Financial Statements and Exhibits

Exhibit 10.1	Employment Agreement between Westbridge Research Group and Richard T. Forsyth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTBRIDGE RESEARCH GROUP

Date: August 25, 2011	By:	/s/ Christine Koenemann
Christine Koenemann, President